AGREEMENT FOR MANAGEMENT SERVICES
                                     BETWEEN
                       BOWLIN TRAVEL CENTERS INCORPORATED
                                       AND
            BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED

This document will confirm and constitute the agreement ("Agreement") as of the August 1, 2000 between Bowlin Travel Centers Incorporated ("BTCI") located at 150 Louisiana NE, Albuquerque, New Mexico 87108, and Bowlin Outdoor Advertising & Travel Centers Incorporated ("BOATCI"), 136 Louisiana NE, Albuquerque, New Mexico 87108, pursuant to which BTCI will furnish to BOATCI management, corporate general and administrative services (collectively known as "Management Services"), and for which BOATCI will reimburse BTCI as provided herein.

1. BTCI agrees to perform services for BOATCI in areas generally considered to be management, corporate general and administrative services, including but not limited to, treasury, accounting, tax, human resources, and other support services, as follows:

ACCOUNTING SERVICES: Accounting Services shall include, but is not limited to, general ledger and financial statement preparation, various financial analysis, and accounts payable support.

EXECUTIVE MANAGEMENT SERVICES: Executive Management Services shall include, but is not limited to, strategic planning and decision making and other customary and usual top management functions.

HUMAN RESOURCES, WAGES AND BENEFITS SERVICES: Human Resources, Wages and Benefits Services shall include, but is not limited to, payroll processing, personnel file maintenance, recruiting, interviewing, hiring, safety training, counseling and labor law support.

JANITORIAL AND MAINTENANCE SERVICES: Janitorial and Maintenance Services shall include, but is not limited to, cleaning, general repair, maintenance, and landscape care.

MANAGEMENT INFORMATION SYSTEM SERVICES: Management Information System Services shall include, but is not limited to, local area network system services and support, software services and support, and telephone network and equipment maintenance.

OUTSIDE PROFESSIONAL SERVICES: Outside Professional Services shall include, but is not limited to, investor relations, legal and outside accounting services.

RECEPTIONIST SERVICES: Receptionist Services shall include, but is not limited to, telephone answering and messaging.

SHIPPING, RECEIVING AND OFFICE SUPPLY SERVICES: Shipping, Receiving and Office Supply Services shall include, but is not limited to, shipping, receiving, FedEx and UPS tracking and office supply services.

2. BOATCI agrees to reimburse BTCI for the Management Services performed on behalf of BOATCI. Payment for this service shall be made monthly. The amount due each month from BOATCI shall be determined by BTCI based on actual amounts incurred on behalf of BOATC as well as a proportionate amount of the overall general and administrative expenses based on the level of effort necessary to provide such services. The payment for this service shall be known as the Management Fee and shall be payable in full, upon demand by BTCI.

3. The term of this agreement shall be month-to-month effective from the date first stated herein. Upon thirty (30) days written notice, either party may terminate this Agreement.
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AGREED AND ACCEPTED: The foregoing correctly sets forth our mutual understanding and is hereby accepted and approved by the signatories shown below.


Bowlin Travel Centers Incorporated      Bowlin Outdoor Advertising & Travel
                                        Centers Incorporated

By: Michael L. Bowlin                   By: Michael L. Bowlin
    -------------------------------         ------------------------------------

Title: Chairman, President and CEO      Title: Chairman, President and CEO

Date:                                   Date:
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